EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-09623, 333-39060, 333-39064, 333-39290, 333-61588, 333-101444, 333-100716, 333-104659, 333-117909, 333-117910, and 333-165537 on Form S-8 of our report dated January 14, 2010 (December 7, 2010 as it relates to Note 1), relating to the fiscal 2009 consolidated financial statements of Shuffle Master, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the retrospective adjustment of the fiscal 2009 consolidated financial statements for the adoption of new authoritative guidance related to the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial cash settlements), appearing in this Annual Report on Form 10-K of Shuffle Master, Inc. and subsidiaries for the fiscal year ended October 31, 2011.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada
January 5, 2012